UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

BUILDERS FIRSTSOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street Suite 1600
Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 880-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2023, the Board of Directors (the “Board”) of Builders FirstSource, Inc. (the “Company”) appointed Stephen J. Herron as the Company’s Chief Operating Officer responsible for overseeing the Company’s nationwide operations.

Mr. Herron, age 64, had been President – East Division of the Company since January 2021. Mr. Herron previously served as Senior Vice President – Operations (Region 5) for the Company from August 2015 to December 2020. Before the Company’s acquisition of ProBuild Holdings LLC in 2015, he served as Senior Vice President of the Southeastern U.S. Operations for ProBuild. Prior to that, Mr. Herron served as Senior Vice President for HD Supply Holdings and oversaw its lumber and building materials division. He has over 40 years of experience in the building products industry and has held senior management roles at Home Depot, HD Supply Holdings, and Williams Brothers Lumber.

In connection with his promotion, Mr. Herron’s will receive an annual base salary of $625,000, subject to annual review by the Compensation Committee of the Board. Mr. Herron will continue to be eligible to earn an annual bonus with a target award equal to 100% of his annual salary, based on achievement of performance goals established from year to year by the Compensation Committee. In connection with his appointment as COO, Mr. Herron received a one-time grant of time-based restricted stock units having a value equal to $700,000, based on the closing price of the Company’s common stock on March 21, 2023, which cliff vest on November 22, 2024. Mr. Herron also received an additional grant of restricted stock units having a value equal to $200,000 based on the closing price of the Company’s common stock on March 21, 2023. These restricted stock units are deemed to be an increase to the annual grant received by the Company’s executive officers, including Mr. Herron, on March 15, 2023 and will be one-half time-based (vesting in equal annual installments on March 15, 2024-2026) and one-half performance-based (vesting on March 15, 2026 subject to achievement of performance goals). Mr. Herron will also continue to be a Tier II Participant in the Company’s Executive and Key Employee Severance Plan.

Mr. Herron is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Date:	March 21, 2023	By:	/s/ Timothy D. Johnson
Timothy D. Johnson, Executive Vice President, General Counsel and Corporate Secretary